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                       SYSCO CORPORATION AND SUBSIDIARIES

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

                                   EXHIBIT 23


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the year ended June 27, 1998, into the Company's previously filed (i) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Management Incentive Plan (Registration No. 2-73392), (ii) Registration Statement and Prospectus of Sysco Corporation relating to the Sysco Corporation 1974 Employee's Stock Purchase Plan (Registration No. 33-10906), (iii) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus relating to the offering of Sysco Common Stock under the Sysco Corporation Employee Incentive Stock Option Plan (Registration No. 2-76096), (iv) Registration Statement and Prospectus of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 33-45804), (v) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 33-45820), (vi) Registration Statement of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Non-Employee Directors Stock Option Plan (Registration No. 333-1259), (vii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 333-1255), (viii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 333-1257), (ix) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1974 Employees Stock Purchase Plan (Registration No. 333-27405) and (x) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Debt Securities (Registration No. 333-52897).



/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
September 23, 1998